Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

3PEA INTERNATIONAL, INC.

Article I.
OFFICES

Section 1.01        Principal Office. 3PEA International, Inc. (the “Corporation”) will maintain its principal office within or without the State of Nevada as the Board of Directors (the “Board”) may determine from time to time.

Section 1.02        Registered Office and Other Offices. The registered office of the Corporation in Nevada shall be that of its registered agent most recently appointed in the Articles (as defined in Section 1.03), or as evidenced by a certificate of acceptance executed by a registered agent and filed with the Secretary of State of Nevada in the manner prescribed by the Nevada Revised Statutes (“NRS”). The Corporation may also maintain offices at such other place or places, either within or without the State of Nevada, as may be designated from time to time by the Board, where the business of the Corporation may be transacted with the same effect as though done at the principal office.

Section 1.03        Records. The Corporation will keep and maintain at its registered office a certified copy of its articles of incorporation and all amendments thereto (the “Articles”) and a certified copy of these bylaws and all amendments hereto (the “Bylaws”). The Corporation will also keep at its registered office a stock ledger or duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all stockholders of the Corporation, showing their places of residence, if known, and the number of shares held by them respectively, or a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate ledger is kept.

Article II.
STOCKHOLDERS

Section 2.01        Stockholders’ Meetings. All meetings of stockholders will be held at such places as may be fixed from time to time by the Board, or in the absence of direction by the Board, by the President or Secretary, either within or without the State of Nevada, as will be stated in the notice of the meeting or in a duly executed waiver of notice thereof. If authorized by the Board, in its sole discretion and subject to such guidelines and procedures as the Board may adopt, stockholders may participate in a meeting of stockholders, whether annual or special, through electronic communications, videoconferencing, teleconferencing, or other available technology which allows the stockholders to communicate simultaneously or sequentially. Such participation in a meeting will constitute presence in person at the meeting.

Section 2.02        Annual Meetings. Annual meetings of stockholders will be held each year on a date and at a time to be designated by the Board. Stockholders will, at the annual meeting, elect the directors to serve on the Board and transact such other business as properly may be brought before the meeting.

Section 2.03        Special Meetings of Stockholders. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles, may be called by the President and will be called by the President or Secretary at the request in writing of a majority of the Board. Such request will state the purpose or purposes of the proposed meeting.

Section 2.04        List of Stockholders. The Transfer Agent (as defined in Section 6.04) or, if a Transfer Agent has not been appointed, the Secretary, will prepare, and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list is not required to include stockholders’ electronic email addresses or facsimile numbers. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place will be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list will also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

1

Section 2.05        Notice of Meetings.

(a)                Written notice stating the time and place of any meeting of the stockholders will be delivered to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

(b)               In the case of an annual meeting, the notice of meeting need not specifically state the purpose or purposes for which the meeting is called. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

(c)                If a meeting is adjourned for sixty (60) days or more after the date fixed for the original meeting, notice of the adjourned meeting will be given as in the case of an original meeting. When a meeting is adjourned for a period of less than sixty (60) days in any one adjournment, it is not necessary to give any notice of the date, time, or place of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken, unless a new record date is set for the meeting.

(d)               If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his, her, or its address as it appears on the record of stockholders of the Corporation, with postage prepaid.

(e)                Without limiting the manner by which notice otherwise may be given to stockholders, any notice to a stockholder may be given by a form of electronic transmission consented to by the stockholder to whom the notice is given and in the manner prescribed in NRS Section 78.370, as amended. Any such consent may be revoked by the stockholder by written or electronic notice to the Corporation. Any such consent will be deemed revoked if: (i) the Corporation is unable to deliver two (2) consecutive electronic transmissions given by the Corporation in accordance with such consent; and (ii) such inability becomes known to the Secretary or the Transfer Agent or other person responsible for giving of notice or other communications; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of this Section 2.05(e), “electronic transmission” means facsimile transmission, electronic mail, posting on an electronic network, or any form of communication, not directly involving the physical transmission of paper or other tangible medium, which is suitable for the retention, retrieval, and reproduction of information by the recipient, and which is retrievable and reproducible in paper form by the recipient through an automated process used in conventional commercial practice. An affidavit of the Secretary or the Transfer Agent or any other agent of the Corporation that the notice has been given, whether by a form of electronic transmission or otherwise, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.06        Waiver of Notice. Attendance of a stockholder at a meeting, in person or by proxy, will constitute waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and so objects at the beginning of the meeting. Any stockholder may waive notice of any annual or special meeting of stockholders by executing a written waiver of notice either before or after the time of the meeting.

Section 2.07        Fixing of Record Date.

(a)                For the purpose of determining the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, if applicable. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 2.07, such determination will, unless otherwise provided by the Board, also apply to any adjournment thereof.

(b)               If no record date is fixed, the record date for determining stockholders: (i) entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting and must fix a new record date if the meeting is adjourned to a date more than sixty (60) days later than the date set for the original meeting.

2

Section 2.08        Quorum and Adjournment. The holders of at least one-third (1/3) of the voting power of all classes and series of stock entitled to vote at the meeting, present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the NRS or by the Articles. Once a quorum is established at any meeting of the stockholders, the voluntary withdrawal of any stockholder from the meeting shall not affect the authority of the remaining stockholders to conduct any business which properly comes before the meeting. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote at the meeting, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented by proxy. At such adjourned meeting at which a quorum is present or represented by proxy any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

Section 2.09        Nominations for Director.

(a)                Only persons who are nominated in accordance with the procedures set forth in this Section 2.09 will be eligible for election to the Board. Nominations of persons for election to the Board at a meeting of the stockholders at which directors are being elected may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the procedures set forth in this Section 2.09. Such nominations by any stockholder must be made pursuant to timely notice in proper written form to the Secretary.

(b)               To be timely, a stockholder’s notice must be delivered to or mailed to and received by the Secretary at the principal office of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days in advance of the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that (i) no annual meeting was held in the previous year or (ii) the date of the annual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting, or in the event of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. In no event will the public disclosure of an adjournment or postponement of a stockholders meeting commence a new time period for the giving of a stockholders notice as described above.

(c)                To be in proper written form, a stockholder’s notice to the Secretary must set forth in writing: (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as director if elected as well as (A) such person’s name, age, business address and residence address, (B) his or her principal occupation or employment, (C) the class and number of shares of the Corporation that are beneficially owned by such person, and (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and (ii) as to such stockholder (A) the name and address, as they appear on the Corporation’s books, of such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, and (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, and any material interest of such stockholder and owner. At the request of the Board, any person nominated by the Board for election as a director will furnish to the Secretary the information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

(d)               No person will be eligible for election by the stockholders as a director unless nominated in accordance with the procedures set forth in this Section 2.09. The chairman of the meeting will, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed in this Section 2.09, and if he or she so determines, he or she will so declare at the meeting that the defective nomination will be disregarded.

3

Section 2.10        Stockholder Proposals.

(a)                At any special meeting of the stockholders, only such business will be conducted as has been brought before the meeting by or at the direction of the Board.

(b)               At any annual meeting of the stockholders, only such business will be conducted as has been brought before the meeting (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) by any stockholder who complies with the procedures set forth in this Section 2.10.

(c)                For business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in proper written form to the Secretary and such business must otherwise be a proper matter for stockholder action.

(d)               To be timely, a stockholder’s notice must be delivered to or mailed to and received by the Secretary at the principal office of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days in advance of the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that (i) no annual meeting was held in the previous year or (ii) the date of the annual meeting has been changed by more than thirty (30) days before or after the date of the previous year’s meeting, not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. In no event will the public disclosure of an adjournment or postponement of a stockholders meeting commence a new time period for the giving of a stockholders notice as described above.

(e)                To be in proper written form, a stockholder’s notice to the Secretary must set forth in writing as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the meeting; (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, and the beneficial owner, if any, on whose behalf the proposal is made; (iii) the text of the proposal or business (including the text of any resolutions proposed for consideration) and the reasons for conducting such business at the meeting; (iv) the class and number of shares of the Corporation which are owned beneficially by such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (v) any material interest in such business of the stockholder or the beneficial owner, if any, on whose behalf the proposal is made; (vi) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act in such stockholder’s capacity as a proponent of a stockholder proposal; (vii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and (viii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or (B) otherwise to solicit proxies from stockholders in support of such proposal. The foregoing notice requirements will be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his, her, or its intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(f)                No business will be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.10. The chairman of an annual meeting will, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.10, and, if he or she should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting will not be transacted.

Section 2.11        Public Disclosure; Conduct of Nominations, and Proposals by Stockholders.

(a)                For purposes of Sections 2.09 and 2.10, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Reuters or any comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(b)               Notwithstanding Sections 2.09 and 2.10, if the stockholder (or a representative of the stockholder) does not appear at the annual meeting to present a nomination or proposal, such nomination and proposal will be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

4

(c)                Without limiting Sections 2.09 and 2.10, a stockholder will also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Sections 2.09 and 2.10. Nothing in Sections 2.09 or 2.10 will affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.12        Conduct of Meetings. The President, or any person so designated by the President, or if the President is absent, did not so designate, or otherwise is unable to so serve, any Vice President, will chair all meetings of the stockholders. The Secretary or, in his or her absence, such other person as the chairman of the meeting may designate, will serve as secretary of the meeting. The chairman of the meeting will conduct all meetings of the stockholders in accordance with the best interests of the Corporation and will have the authority and discretion to establish reasonable procedural rules for the conduct of such meetings, including such regulation of the manner of voting and the conduct of discussion as he or she deems appropriate.

Section 2.13        Voting; Proxies.

(a)                Each stockholder entitled to vote at any meeting may vote either in person or by proxy. Unless otherwise specified in the Articles or in resolutions of the Board providing for the issuance of different classes or series of shares, each stockholder entitled to vote will be entitled to one (1) vote for each share of capital stock registered in his, her, or its name on the transfer books or records of the Corporation.

(b)               Except as otherwise provided herein, all votes with respect to shares standing in the name of an individual at the close of business on the record date (including pledged shares) shall be cast only by that individual or such individual’s duly authorized proxy. With respect to shares held by a representative of the estate of a deceased stockholder, or a guardian, conservator, custodian or trustee, even though the shares do not stand in the name of such holder, votes may be cast by such holder upon proof of such representative capacity. In the case of shares under the control of a receiver, the receiver may cast votes carried by such shares even though the shares do not stand of record in the name of the receiver; provided, that the order of a court of competent jurisdiction which appoints the receiver contains the authority to cast votes carried by such shares. If shares stand of record in the name of a minor, votes may be cast by the duly appointed guardian of the estate of such minor only if such guardian has provided the Corporation with written proof of such appointment.

(c)                With respect to shares standing of record in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (i) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the Board of Directors of such other corporation or by such individual (including, without limitation, the officer making the authorization) authorized in writing to do so by the chairman of the board, if any, president, chief executive officer, if any, or any vice president of such corporation; and (ii) in the case of a partnership, limited liability company or other legal entity, by an individual representing such stockholder upon presentation to the Corporation of satisfactory evidence of his or her authority to do so.

(d)               Notwithstanding anything to the contrary contained herein and except for the Corporation’s shares held in a fiduciary capacity, the Corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares entitled to vote.

(e)                Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or cast the same against the proposal, except in the case of elections of directors. If such holder entitled to vote does vote any of such stockholder’s shares affirmatively and fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.

(f)                With respect to shares standing of record in the name of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees or otherwise and shares held by two (2) or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast in the following manner: (i) if only one (1) person votes, the vote of such person binds all; (ii) if more than one (1) person casts votes, the act of the majority so voting binds all; and (iii) if more than one (1) person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

5

(g)               Each stockholder entitled to vote may authorize another person or persons to act for his, her, or it by proxy. All proxies must be in writing, signed by the stockholder or by his, her, or its duly authorized attorney-in-fact, and will be filed with the Secretary before being voted; provided, that no proxy will be valid after six (6) months from the date of its execution unless the person executing it specifies in it the length of time for which it is to continue in force, which in no event will exceed seven (7) years. A duly executed proxy is not revoked and will continue in full force and effect until another instrument or transmission revoking it or a properly created proxy bearing a later date is filed with or transmitted to the Secretary. The mere attendance at a meeting by a stockholder who has previously given a proxy applicable to such meeting will not constitute a revocation of such proxy.

(h)                Except for the election of directors or as otherwise provided by applicable law, the Articles, or these Bylaws, at all meetings of stockholders, action by the stockholders on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

(i)                  Except as otherwise required by applicable law, the Articles, or these Bylaws, directors will be elected to the Board by a plurality of the votes cast by each of the holders of the shares of capital stock present and entitled to vote at the meeting. Cumulative voting for directors will not be required or permitted.

Section 2.14        Inspectors of Election. In advance of any meeting of stockholders, the Board will appoint one (1) or more persons, other than officers, directors, or nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. Such appointment will not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the meeting will make such appointment at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act at the meeting, the vacancy so created may be filled by appointment by the Board in advance of the meeting or at the meeting by the chairman of the meeting. The duties of the inspectors of election will include determining the number of shares outstanding and the voting power of each; determining the shares represented at the meeting; determining the existence of a quorum; determining the validity and effect of proxies; receiving votes, ballots, or consents; hearing and deciding all challenges and questions arising in connection with the right to vote; counting and tabulating all votes, ballots, or consents; determining the results of any election, vote, or other determination; and doing such acts as are proper to the conduct of the election or the vote with fairness to all stockholders. Any report or certificate made by them will be prima facie evidence of the facts stated and of the vote as certified by them. Each inspector will be entitled to a reasonable compensation for his or her services, to be paid by the Corporation.

Section 2.15        Action Without Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of a majority of the voting power of all classes and series of stock entitled to vote with respect to the subject matter of the action, except that if any greater proportion of voting power is required for such an action at a meeting, then the greater proportion of written consents is required. Such written consents will be delivered to the Secretary. Every written consent must bear the date of signature of each stockholder who signs the consent. No written consent will be effective unless it is delivered, with signatures of stockholders holding sufficient shares to authorize or take such action, to the Secretary within sixty (60) days after the earliest dated signature on such consent. In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

Article III.
BOARD OF DIRECTORS

Section 3.01        General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board except as otherwise provided by the Articles or by applicable law.

Section 3.02        Number, Term, and Qualification. The number of directors on the Board will be determined from time to time by resolution adopted by the Board. In the absence of such resolution, the number of directors elected at the meeting shall constitute the number of directors of the Corporation until the next annual meeting of stockholders, unless the number is changed prior to such meeting by action of the Board. Unless otherwise required or permitted by applicable law, a majority of the members of the Board must be Independent Directors (as defined in Section 4.04). Each director’s term shall expire at the annual meeting next following the director’s election as a director; provided, that, notwithstanding the expiration of the term of the director, the director shall continue to hold office until a successor is elected and qualifies or until his death, resignation, retirement, removal, or disqualification or until there is a decrease in the number of directors. Directors need not be residents of the State of Nevada or stockholders of the Corporation. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent directors.

6

Section 3.03        Removal. Directors may be removed from office with or without cause, at an annual or special meeting of the stockholders upon a vote of stockholders holding at least two-thirds (2/3) of the voting power of all classes and series of stock entitled to vote at such meeting. The notice of the stockholders’ meeting at which such action is to be taken must state that a purpose of the meeting is removal of the director.

Section 3.04        Vacancies. A vacancy occurring on the Board, including, without limitation, a vacancy resulting from death, resignation, retirement, removal, disqualification, an increase in the number of directors, or from the failure by the stockholders to elect the full authorized number of directors, may be filled by a majority vote of the remaining directors or by the sole director remaining in office, in either case though less than a quorum.

Section 3.05        Compensation. The Corporation may compensate directors for their service on the Board as such and may provide for the payment of expenses incurred by the directors in connection with such services. Any director may serve the Corporation in any other capacity and receive compensation therefor.

Section 3.06        Chairman and Vice Chairman of the Board. The chairman of the Board (the “Chairman of the Board”) and vice chairman of the Board (the “Vice Chairman of the Board”) will be elected by the Board, the Chairman of the Board, or if the Chairman of the Board is unable to attend the meeting or if the Chairman of the Board is not then an Independent Director and a meeting on the Independent Directors is called, the Vice Chairman of the Board, will preside at meetings of the Board, and each shall have such other authority and perform such other duties as the Board may designate.

Section 3.07        Place of Meetings; Meetings by Telephone. The Board may hold meetings, both regular and special, either within or outside the State of Nevada. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or committee through electronic communications, videoconferencing, teleconferencing or other available technology which allows the stockholders to communicate simultaneously or sequentially. Such participation in a meeting will constitute presence in person at the meeting.

Section 3.08        Regular Meetings. Regular meetings of the Board may be held without notice at such date, time, and place as the Board will determine from time to time.

Section 3.09        Special Meetings; Notice. Special meetings of the Board may be called at any time by the Chairman of the Board, the President, or any two (2) directors. Notice of the date, time, and place of special meetings of the Board will be delivered personally, by first class mail, overnight courier, telephone, facsimile, or electronic mail to each director at that director’s address as shown on the records of the Corporation.

Section 3.10        Waiver of Notice. Notice of the date, time, place, and purpose of any meeting of directors may be waived in writing, signed by the person entitled to notice, either before or after such meeting, and a director’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because the meeting is not lawfully called or convened. Neither of the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need to be specified in a written waiver of notice.

Section 3.11        Quorum; Vote. Except as otherwise provided by applicable law, at all meetings of the Board, a majority of the authorized number of directors will constitute a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is present at the call of a meeting, the directors may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to leave less than a quorum. In the event of a tie vote of the Board and one (1) or more directors is absent from the meeting, the matter will be deferred until the next meeting of the Board. In the event of a tie vote and all directors have participated in the meeting and have voted or abstained from voting, the Chairman of the Board will cast an additional vote and the matter will be approved or disapproved based upon such vote. In the event the Chairman of the Board has abstained from voting on the issue, the matter will be deemed disapproved due to the matter failing to obtain a majority of affirmative votes.

Section 3.12        Adjourned Meeting; Notice. If a quorum is not present at any meeting of the Board, then the directors present at the meeting may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present, but may not transact business.

Section 3.13        Conduct of Business. Meetings of the Board will be presided over by the Chairman of the Board, if any, or in his or her absence by the President, or in his or her absence by a chairman chosen at the meeting. The Secretary will act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of the meeting will determine the order of business and the procedures at the meeting.

7

Section 3.14        Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Article IV.
COMMITTEES

Section 4.01        Audit Committee. The Board by resolution will designate an audit committee (the “Audit Committee”) consisting of at least three (3) members. All of the members of the Audit Committee must be Independent Directors. The Audit Committee will review the internal financial controls of the Corporation, and the integrity of its financial reporting, and have such other powers and duties as the Board determines. The Board will adopt a charter, which may be amended from time to time, setting forth the powers and duties of the Audit Committee. The Board will designate by resolution a member of the Audit Committee as a “financial expert” within the meaning of Item 401 of Regulation S-K under the Exchange Act.

Section 4.02        Compensation Committee. The Board by resolution will designate a compensation committee (the “Compensation Committee”) consisting of at least two (2) members. All members of the Compensation Committee must be Independent Directors. The Compensation Committee will administer the Corporation’s compensation plans and have such other powers and duties as the Board determines. The Board will adopt a charter, which may be amended from time to time, setting forth the powers and duties of the Compensation Committee.

Section 4.03        Nominating and Corporate Governance Committee. The Board by resolution will designate a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”) consisting of at least two (2) members. All members of the Nominating and Corporate Governance Committee must be Independent Directors. The Nominating and Corporate Governance Committee will nominate candidates for election to the Board, formulate corporate governance principles, and have such other powers and duties as the Board determines. The Board will adopt a charter, which may be amended from time to time, setting forth the powers and duties of the Nominating and Corporate Governance Committee.

Section 4.04        Independent Directors. For purposes of this Article 4, “Independent Director” means a director who is not an officer or employee of the Corporation or its affiliates and who does not have any other relationship with the Corporation which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Without limiting the foregoing, all Independent Directors must satisfy the requirements set forth in the applicable rule concerning director independence of the national securities exchange on which the Corporation’s common stock or other equity security is then listed, and if not listed then the requirements set forth in Rule 5605(a)(2) of the NASDAQ Listing Rules.

Section 4.05        Other Committees. The Board, by resolution adopted by a majority of the entire Board, may designate other committees of directors of one (1) or more directors, which shall serve at the Board’s pleasure and have such powers and duties as the Board determines.

Section 4.06        Meetings and Action of Committees.

(a)                The members of all committees will serve at the pleasure of the Board. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, that such alternate members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee must be Independent Directors. Each committee will keep regular minutes of its meetings and report the same to the Board at its next meeting. Each committee may adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board. Subject to the provisions requiring Independent Directors, any director may serve simultaneously on multiple committees.

(b)               Except as otherwise provided in resolutions or charters adopted by the Board, all meetings and actions of committees will be governed by, and held and taken in accordance with, the provisions of Sections 3.07 through 3.14, with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that (i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee; (ii) special meetings of committees may also be called by resolution of the Board; (iii) notice of special meetings of committees will also be given to all alternate members, who will have the right to attend all meetings of the committee; (iv) a majority of the members of a committee will constitute a quorum for the transaction of business at any meeting; and (v) the affirmative vote of a majority of the members of a committee will be required to take action in respect of any matter presented to or requiring the approval of the committee.

8

Article V.
OFFICERS

Section 5.01        Designation. The officers of the Corporation will be chosen by the Board and will be a President, a Secretary, and a Treasurer. The Board may also choose one (1) or more vice presidents, assistant secretaries, and assistant treasurers, and such other officers as may be deemed necessary. Any person may hold two (2) or more offices.

Section 5.02        Appointment of Officers. The Board at its first meeting after each annual meeting of stockholders will choose a President, a Secretary, a Treasurer, and a Chief Financial Officer and may choose a Chairman of the Board, each of whom will serve at the pleasure of the Board. The Board at any time may appoint such other officers as it deems necessary who will hold their offices at the pleasure of the Board and who will exercise such powers and perform such duties as will be determined from time to time by the Board.

Section 5.03        Compensation. The compensation of the officers will be fixed from time to time by the Board, upon recommendation from the Compensation Committee, and no officer will be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation. The compensation of the officers or the method by which compensation is set will be set forth in the minutes of the meetings of the Board.

Section 5.04        Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board at any time.

Section 5.05        Resignation and Removal. Any officer may resign at any time by giving written notice to the President. Any resignation will take effect on the date the President receives such notice or at any later time specified in such notice; and, unless otherwise specified in such notice, acceptance of the resignation will not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party, or of the Board to remove an officer at any time as provided in this Section 5.05. Subject to the rights, if any, of an officer under any contract of employment, the Board may remove any officer, either with or without cause, at any regular or special meeting of the Board.

Section 5.06        Chairman of the Board. The Chairman of the Board, if one is appointed and serving, or if the Chairman of the Board is unable to attend the meeting or the Chairman of the Board is not then an Independent Director and a meeting of the Independent Directors is called, the Vice Chairman of the Board, will preside at all meetings of the Board and will perform such other duties as may be from time to time assigned to him or her by the Board.

Section 5.07        President. The President will serve as the chief executive officer (the “Chief Executive Officer”) of the Corporation may be designated as the Chief Executive Officer if determined by the Board, and will, subject to the control of the Board, be responsible for the general supervision, direction, and control of the business and affairs and supervision of the other officers of the Corporation. The President will have the general powers and duties of management usually vested in the president or chief executive officer of a corporation and will have such other powers and duties as may be from time to time prescribed by the Board.

Section 5.08        Vice Presidents. There will be as many vice presidents (each a “Vice President”) as may be determined from time to time and they will perform such duties as may be from time to time assigned to them by the Board or the President. Any one of the vice presidents, as authorized by the Board, will have all the powers and perform all the duties of the President in case of the President’s temporary absence or inability to act. In case of the President’s permanent absence or inability to act, the office will be declared vacant by the Board and a successor chosen by the Board.

Section 5.09        Secretary. The secretary (the “Secretary”) will see that the minutes of all meetings of the Board and of any standing committees are kept. The Secretary will be the custodian of the corporate seal, if any, and will affix it to all proper instruments when deemed advisable. The Secretary will give or cause to be given required notices of all meetings of the Board. The Secretary will have charge of all the books and records of the Corporation except the books of account and in general will perform all the duties incident to the office of secretary of a corporation and such other duties as may be assigned to him or her by the Board or the President.

9

Section 5.10        Treasurer. The treasurer (the “Treasurer”) will have general custody of all of the funds and securities of the Corporation except such as may be required by applicable law to be deposited with any state official. The Treasurer will see to the deposit of the funds of the Corporation in such bank or banks as the Board may designate. If required by the Board, the Treasurer will give the Corporation such fidelity bond as may be required, and the premium therefor will be paid by the Corporation as an operating expense.

Section 5.11        Chief Financial Officer. The chief financial officer (the “Chief Financial Officer”) shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board or the President. The Chief Financial Officer shall perform other duties commonly incident to the office and shall perform such other duties and have such others powers as the Board or the President may from time to time delegate.

Section 5.12        Assistant Secretaries. There may be such number of assistant secretaries (each an “Assistant Secretary”) as the Board may from time to time determine, and such persons will perform such functions as may be from time to time assigned to them.

Section 5.13        Assistant Treasurers. There may be such number of assistant treasurers (each an “Assistant Treasurer”) as the Board may from time to time determine, and such persons will perform such functions as may be from time to time assigned to them.

Article VI.
CAPITAL STOCK

Section 6.01        Issuance. Shares of the Corporation’s authorized stock shall, subject to any provisions or limitations of the laws of the State of Nevada, the Articles, or any contracts or agreements to which the Corporation may be a party, be issued in such manner, at such times, upon such conditions and for such consideration as shall be prescribed by the Board.

Section 6.02        Stock Certificates and Uncertificated Shares.

(a)                Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by two (2) officers or agents so authorized by the Board, certifying the number of shares of stock owned by him, her, or it in the Corporation; provided, however, that the Board may authorize the issuance of uncertificated shares of some or all of the Corporation’s stock. Any such issuance of uncertificated shares shall have no effect on existing certificates for shares until such certificates are surrendered to the Corporation, or on the respective rights and obligations of the stockholders. Whenever such certificate is countersigned or otherwise authenticated by a Transfer Agent, or a transfer clerk and by a registrar (other than the Corporation), then a facsimile of the signatures of any corporate officers or agents, the Transfer Agent, transfer clerk, or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. In the event that any officer or officers who have signed, or whose facsimile signatures have been used on any certificate or certificates for stock cease to be an officer or officers because of death, resignation, or other reason, before the certificate or certificates for stock have been delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be an officer or officers of the Corporation.

(b)               Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written statement certifying the number of shares owned by him, her, or it in the Corporation and, at least annually thereafter, the Corporation shall provide to such stockholders of record holding uncertificated shares, a written statement confirming the information contained in such written statement previously sent. Except as otherwise expressly provided by applicable law, the rights and obligations of the stockholders shall be identical whether or not their shares of stock are represented by certificates.

(c)                Certificates of stock shall be in such form consistent with applicable law and the Articles as shall be prescribed by the Board. All certificates evidencing shares of the Corporation’s stock or other securities issued by the Corporation shall contain such legend or legends as may from time to time be required by the Board, the NRS, or such other federal, state, or local laws or regulations then in effect.

10

Section 6.03        Transfer of Shares. Shares shall be transferable in the manner prescribed by applicable law, the Articles, and in these Bylaws. Transfers of Shares shall be made on the books of the Corporation only by the person named in the certificate or by his, her, or its attorney lawfully constituted in writing and, if such Shares are certificated, upon the surrender of the certificate therefore properly endorsed, and payment of all necessary transfer taxes, which certificate shall be canceled before a new certificate shall be issued; or, in the case of uncertificated Shares, upon receipt of proper transfer instructions from the registered holder of the Shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring Shares in uncertificated form. Any transfer shall be accompanied by proper evidence of succession, assignment, or authority and, upon receipt of such evidence and compliance with the other applicable provisions of these Bylaws and applicable law; it shall be the duty of the Corporation to record the transaction in its books. The Corporation may treat, as the absolute owner of Shares, the person or persons in whose name or names the Shares are registered on the books of the Corporation.

Section 6.04        Transfer Agent. The Board may appoint one (1) or more transfer agents (each a “Transfer Agent”) for the transfer and registration of certificates of stock of any class and may require that stock certificates be countersigned and registered by one (1) or more of such Transfer Agents. The Transfer Agent will keep the stock transfer records of the Corporation, which will reflect the name and address of each stockholder of record, the number and class or series of shares issued to each stockholder of record and the date of issue of each such share.

Section 6.05        Lost, Stolen, or Destroyed Certificates. The Board may authorize the issuance of a new certificate in place of a certificate alleged to have been lost, stolen, or destroyed, upon receipt of: (a) an affidavit from the person explaining the loss, theft, or destruction; and (b) a bond or other security from the owner or legal representative of the owner in a sum as the Corporation may reasonably direct to indemnify the Corporation against any claim with respect to the certificate claimed to have been lost, stolen, or destroyed. The Board may, in its discretion, waive the affidavit and bond or other security and authorize the issuance of a new certificate in place of a certificate claimed to have been lost, stolen, or destroyed.

Article VII.
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 7.01        Indemnification of Directors and Officers.

(a)                For purposes of this Article, (A) “Indemnitee” shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director or officer of the Corporation or member, manager, or managing member of a predecessor limited liability company or affiliate of such limited liability company, or is or was serving in any capacity at the request of the Corporation as a director, officer, employee, agent, partner, member, manager, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise or affiliate; (B) “Proceeding” shall mean any threatened, pending, or completed action, suit, or proceeding (including, without limitation, an action, suit, or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, or investigative; and (C) “Liabilities” shall mean any and all expenses, liabilities, and losses (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement).

(b)               Each Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Nevada law, against Liabilities actually and reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided, that such Indemnitee either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal Proceeding he or she had reasonable cause to believe that his or her conduct was unlawful.

(c)                With regard solely to a Proceeding that is an action or suit by or in the right of the Corporation to procure a judgment in the Corporation’s favor, the Corporation shall not indemnify an Indemnitee against Liabilities for any claim, issue, or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper.

11

(d)               Except as so ordered by a court and for advancement of expenses pursuant to this Article 7, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud, or a knowing violation of law and was material to the cause of action.

(e)                The expenses of Indemnitees must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he or she is not entitled to be indemnified by the Corporation.

(f)                Notwithstanding anything to the contrary herein, to the extent that a director or officer of the Corporation is successful on the merits or otherwise in defense of any Proceeding, including in the defense of any claim, issue, or matter arising out of an action or suit by or in the right of the Corporation to procure a judgment in the Corporation’s favor, the Corporation shall indemnify him or her against Liabilities actually and reasonably incurred by him or her in connection with the defense.

Section 7.02        Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to persons under this Article 7 will be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the Indemnitee. an Indemnitee may enforce any right to indemnification or advances under this Article 7 in any court of competent jurisdiction if: (a) the Corporation denies the claim for indemnification or advances, in whole or in part; or (b) the Corporation does not dispose of such claim within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, will be entitled to be paid also the expense of prosecuting his claim. The burden of proof is on the claimant to substantiate that he is entitled to be indemnified under this Article 7. The Corporation will be entitled to raise as a defense to any such action that the claimant has not met the standard of conduct that makes it permissible under NRS Section 78.7502 for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including the Board, independent legal counsel, or the stockholders) to have, prior to the commencement of such action, made a determination that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in NRS Section 78.7502, nor an actual determination by the Corporation (including the Board, independent legal counsel, or the stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

Section 7.03        Non Exclusivity of Rights. The rights conferred on any person by this Article 7 will not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles, Bylaws, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in the person’s official capacity and as to action in another capacity while serving the Corporation. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advances, to the fullest extent not prohibited by applicable law.

Section 7.04        Survival of Rights. Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation or member, manager, or managing member of a predecessor limited liability company or affiliate of such limited liability company, or a director, officer, employee, agent, partner, member, manager, or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise or affiliate and shall inure to the benefit of his or her heirs, executors, and administrators.

Section 7.05        Insurance; Other Financial Arrangements.

(a)                To the fullest extent permitted by NRS Section 78.752, the Corporation, upon approval by the Board, may purchase and maintain insurance or make other financial arrangements on behalf of any person required or permitted to be indemnified pursuant to this Article 7 for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, manager, managing member, or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses.

12

(b)               The other financial arrangements which may be made by the Corporation may include the following (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; and/or (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

(c)                Any insurance or other financial arrangement made on behalf of a person pursuant to this Article 7 may be provided by the Corporation or any other person approved by the Board, even if all or part of the other person’s stock or other securities is owned by the Corporation. In the absence of fraud (i) the decision of the Board as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Article 7 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his action; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 7.06        Indemnification of Employees and Other Persons. The Corporation may, by action of its Board and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

Section 7.07        Amendment. The provisions of this Article 7 relating to indemnification shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person’s consent or as specifically provided in this Section 7.07. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article 7 which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit, eliminate, or impair the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws (including, without limitation, Section 8.08 below), no repeal or amendment of these Bylaws shall affect any or all of this Article 7 so as to limit or reduce the indemnification in any manner unless adopted by the unanimous vote of the directors of the Corporation then serving; provided, that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

Article VIII.
MISCELLANEOUS

Section 8.01        Corporate Seal. The Board may, but is not require to, adopt a corporate seal, which shall be in the form of a circle and shall bear the Corporation’s name and the year and state in which it was incorporated.

Section 8.02        Fiscal Year. The Board may by resolution determine the Corporation’s fiscal year. Until changed by the Board, the Corporation’s fiscal year shall be the calendar year.

Section 8.03        Voting of Shares in Other Corporations. Unless another person is designated by the Board, shares in other corporations which are held by the Corporation may be represented and voted by the President or a Vice President of the Corporation or by proxy or proxies appointed by one of them.

Section 8.04        Checks; Drafts; Evidences of Indebtedness. From time to time, the Board will determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes, or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

Section 8.05        Corporate Contracts and Instruments; How Executed. The Board may authorize any officers or agents to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

Section 8.06        Provisions Additional to Provisions of Law. All restrictions, limitations, requirements, and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

13

Section 8.07        Provisions Contrary to Law. Any article, section, subsection, subdivision, sentence, clause, or phrase of these Bylaws which is contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws.

Section 8.08        Amendments. The Board may make the Bylaws of the Corporation. Unless otherwise prohibited by applicable law, the Board may adopt, amend, or repeal these Bylaws, or any portion hereof, including any bylaw adopted by the stockholders. Whenever an amendment or new Bylaws are adopted, the amendment or the new Bylaws will be copied in the Corporation’s minute book with the original Bylaws.

Section 8.09        Changes in Nevada Law. References in these Bylaws to Nevada law or the NRS or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided, that (a) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide in Article 7 hereof, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles and/or these Bylaws shall continue as theretofore to the extent permitted by applicable law; and (b) if such change permits the Corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by applicable law.

14